EX-23          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-79395 and 333-33905).


                                           ARTHUR ANDERSEN LLP

Roseland, New Jersey
March 30, 2000